JPMORGAN DISTRIBUTION SERVICES, INC.

SERVICE AGREEMENT
Shareholder Servicing

This Agreement is entered into between the financial instituton executing this Agreement (“Financial Intermediary”) and JPMorgan Distribution Services, Inc. (“JPMDS”).

RECITALS

WHEREAS, JPMDS serves as the Shareholder Servicing Agent for each of the trusts and the corporation listed on Exhibit A (each, a “Trust”; collectively, the “Trusts”) each with one or more series or classes of shares (each a “Fund”, collectively the “Funds”) pursuant to a Shareholder Servicing Agreement effective as of February 19, 2005 (the “Shareholder Servicing Agreement”);

WHEREAS, pursuant to the Shareholder Servicing Agreement, JPMDS is authorized to delegate the provision of some or all of the services contemplated by the Shareholder Servicing Agreement to financial intermediaries; and

WHEREAS, JPMDS desires to retain Financial Intermediary to provide such services to owners or beneficial owners of shares of the Funds that Financial Intermediary makes available to its customers (“Customers”) on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

I.    Services

Financial Intermediary shall accept Customers’ instructions for transactions in shares of the Funds (“Shares”) and transmit them to the Funds in accordance with the terms and conditions of the applicable current prospectus (“Prospectus”) and Statement of Additional Information (“SAI”), the applicable rules, regulations and requirements, and the operating procedures set forth on Exhibit B. In addition, Financial Intermediary will provide to its Customers some or all of the services specified in Exhibit C.

II.    Transactions in Shares.

A. The Funds will execute all accepted orders for the purchase of any Shares at the next determined public offering price per share (i.e., the net asset value per share plus the applicable initial sales load, if any) and the Funds will execute all accepted orders for the redemption of any Shares at the next determined net asset value per share, in each case as described in the Prospectus. JPMDS and the Funds reserve the right to reject any purchase request in their sole discretion.

B. The Financial Intermediary agrees that neither the Funds, JPMDS nor any of their affiliates or agents will have any responsibility or liability to review any purchase or redemption request which is presented by Financial Intermediary (i) to determine whether such request is genuine or authorized by the Customer or (ii) to determine the suitability of a particular Fund or Class for such Customer. The Funds, JPMDS and their affiliates and agents will be entitled to rely conclusively on any purchase or redemption request communicated to the Funds by Financial Intermediary, and will have no liability whatsoever for any losses, claims or damages to or against Financial Intermediary or any Customer resulting from the failure of Financial Intermediary to transmit any such request, or from any errors contained in any request.

C. Financial Intermediary confirms that it will be considered the Funds’ agent for the sole purpose of receiving purchase and redemption orders from Customers and transmitting them to the Funds. Financial Intermediary may authorize such intermediaries as it deems appropriate (“Correspondents”) to receive orders on the Funds’ behalf. Financial Intermediary shall be liable to the Funds for each Correspondent’s compliance with applicable regulations, requirements and this Section II to the same extent as if Financial Intermediary itself had acted or failed to act instead of the Correspondent.

D. Financial Intermediary certifies that it will at all times follow relevant rules, regulations and requirements in connection with the handling of orders for transactions in the Funds, including, without limitation:

(i)	Rule 22c-1(a) and other applicable rules under the Investment Company Act of 1940, as amended (“Investment Company Act”);

(ii)	the provisions of this Agreement; and

(iii)	the Prospectus.

E. Financial Intermediary further certifies that it:

(i)	has adopted and implemented and will monitor, on a continuous basis, its compliance with procedures reasonably designed to prevent violations of relevant law, regulation and Prospectus requirements with respect to late trading, market timing and abusive trading practices;

(ii)	has determined that each Correspondent has adopted and implemented and will monitor, on a continuous basis, its compliance with its own internal procedures reasonably designed to prevent violations of relevant law, regulation and Prospectus requirements with respect to late trading, market timing and abusive trading practices;

(iii)	upon request, will provide information and further certification to JPMDS or its designee to verify compliance with this Section II and Section D in Exhibit B; and

(iv)	will cooperate in monitoring and enforcing the Trust’s market timing, late trading, and any redemption fee policies as set forth in the Prospectus and such other policies established by the Trust from time to time.

F. The parties agree that in performing its services under to this Agreement: (i) Financial Intermediary is acting as agent for the Customer; (ii) the Customer is for all purposes the customer of Financial Intermediary; (iii) each transaction is initiated solely upon the order of the Customer; (iv) as between Financial Intermediary and the Customer, the Customer will have full beneficial ownership of all Shares; (v) each transaction shall be for the account of the Customer and not for Financial Intermediary’s account; and (vi) each transaction shall be without recourse to Financial Intermediary provided that Financial Intermediary acts in accordance with the terms of this Agreement; and (vii) except for the limited purpose of receiving orders for Share transactions from Customers as described in Section II.C. of this Agreement, Financial Intermediary shall have no authority to act as agent for JPMDS or the Funds.

III.    Shareholder Information

A. Effective October 16, 2007, Financial Intermediary agrees to provide the Fund, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Shareholder(s) and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through a Financial Intermediary Fund Account during the period covered by the request.

(i)	Requests must set forth a specific period, not to exceed one year from the date of the quest, for which transaction information is sought. A request may be ongoing and continuous (e.g., for each trading day throughout the year) or for specified periods of time. The Fund may request transaction information older than one year from the date of the request as it deems necessary to investigate compliance with policies established or utilized by the Fund for the purpose of eliminating or reducing market timing and abusive trading practices.

(ii)	Financial Intermediary agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in 3(a). If requested by the Fund or its designee, Financial Intermediary agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in 3(a) is itself a financial intermediary (“indirect intermediary”) and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in 3(a) for those shareholders who hold an account with an indirect intermediary; or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Financial Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii). (b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties; and (c) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

(iii)	The Fund agrees not to use the Shareholder information received from Financial Intermediary pursuant to this Agreement for marketing or any other similar purpose without the prior written consent of Financial Intermediary.

B. Effective October 16, 2007, Financial Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions in the Fund’s Shares (directly or indirectly through a Financial Intermediary Fund Account) that violate policies established for the purpose of eliminating or reducing market timing and abusive trading practices.

(i)	Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or the Financial Intermediary Fund Account(s) or other agreed upon information to which the instruction relates.

(ii)	Financial Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Financial Intermediary.

(iii)	Financial Intermediary must provide written confirmation to the Fund that instructions have been executed. Financial Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

C. For purposes of this Section 3 of the Agreement:

(i)	The term “Financial Intermediary Fund Account” means a direct or networked Shareholder account with the Fund maintained by Financial Intermediary or an omnibus account with the Fund maintained by Financial Intermediary.

(ii)	The term “Fund” includes JPMorgan Distribution Services, Inc., which is the Fund’s principal underwriter, the Fund’s transfer agent and the series of the trusts and corporation listed in the Agreement.

(iii)	The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by or through a Financial Intermediary Fund Account.

(iv)	The term “Shareholder” means (i) the beneficial owner of Shares held by or through a Financial Intermediary Fund Account; (ii) a participant in an employee benefit plan owning Shares held by or through a Financial Intermediary Fund Account, notwithstanding that the employee benefit plan may be deemed to be the beneficial owner of Shares; and (iii) the holder of interests in a variable annuity or variable life insurance contract issued by Financial Intermediary owning Shares held by or through a Financial Intermediary Fund Account.

(v)	The term “written” and/or “in writing” includes electronic writings and facsimile t transmissions.

(vi)	The term “Financial Intermediary” shall mean a “financial intermediary” as defined in 22c-2 of the Investment Company Act.

(vii)	The term “purchase” does not include the automatic reinvestment of dividends.

(viii)	The term “promptly” as used in 3(a)(ii) shall mean as soon as practicable but in no event later than ten business days from the Financial Intermediary’s receipt of the request for information from the Fund or its designee transmissions.

IV.    Representations, Warranties and Covenants

A. JPMDS represents and warrants that:

(i)	It has the requisite authority to enter into this Agreement and to make the payments contemplated herein; and

(ii)	That the payment to Financial Intermediary of any fees pursuant hereto is authorized under the Shareholder Servicing Agreement.

B. Financial Intermediary represents, warrants and agrees that:

(i)	It has the requisite authority to enter into this Agreement and to perform the services contemplated herein;

(ii)	The execution and delivery of this Agreement and the performance of the services contemplated herein have been duly authorized by all necessary corporate action on its part, and this Agreement constitutes the valid and binding obligation of Financial Intermediary;

(iii)	It is, and will, conduct its activities hereunder in material conformity with all applicable federal, state and industry laws or regulations and will disclose its receipt of fees hereunder to Customers (and, if required, will obtain their consent to such receipt) in accordance with applicable laws and regulations;
(iv)	To the extent Shares are purchased by Customers through a defined contribution plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan“), the arrangements provided for in this Agreement will be disclosed to the Plan(s) through their representatives;

(v)	Either (a) it is not a “fiduciary” with respect to the provision of the services contemplated herein to any Plan(s) as such term is defined in Section 3(21) of ERISA, and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”); or (b) its receipt of fees pursuant to this Agreement and the provision of the services contemplated herein to any Plan(s) will not constitute a non-exempt “prohibited transaction” as such term is defined in Section 406 of ERISA and Section 4975 of the Code;

(vi)	That if it plans to participate in the NSCC’s Mutual Fund Settlement Entry and Registration Verification system (”Fund/SERV“), and/or in Networking, Financial Intermediary is a member of the NSCC or otherwise has access to Fund/SERV and it has executed and filed with the NSCC the standard Networking agreement;

(vii)	Its services set forth on Exhibit C hereof will in no event be primarily intended to result in the sale of Shares; and

(viii)	It will maintain comprehensive general liability coverage and will carry a fidelity bond covering it and each of its employees and authorized agents with limits of not less than those considered commercially reasonable and appropriate under current industry practices, each issued by a qualified insurance carrier with a Best’s rating of at least “A,” and, upon JPMDS’ request, it will furnish a certificate of insurance evidencing such coverage.

Each party hereto agrees to provide to the other such information or documentation necessary for such party to fulfill its obligations hereunder and such other information or documentation as either party may reasonably request.

V.    Fees

For the services provided by Financial Intermediary hereunder, JPMDS agrees to pay to Financial Intermediary a fee with respect to each Fund, which fee is calculated daily and paid monthly in arrears, at the annual rates and with respect to the classes of Shares set forth on Exhibit D based on the average daily net asset value of the total number of such Shares of a Fund held by Customers.

Financial Intermediary’s acceptance of any fees hereunder shall constitute its representation (which shall survive any payment of such fees and any termination of this Agreement and shall be reaffirmed each time Financial Intermediary accepts a fee hereunder) that the fees set forth on Exhibit D are appropriate to the services Financial Intermediary provides to Customers holding such Shares.

VI.    Indemnification

A. Financial Intermediary shall indemnify and hold harmless JPMDS, each Fund, the transfer agent of the Funds, and their respective subsidiaries, affiliates, officers, directors (or trustees), and employees from all claims, liabilities, losses or costs (including reasonable attorney’s fees) arising directly from:

(i)	any breach by Financial Intermediary of any representations, covenants or warranties in this Agreement or a material breach of any provision of this Agreement;

(ii)	any actions or omissions of JPMDS, any Fund, the transfer agent of the Funds, and their subsidiaries, affiliates, officers, directors (or trustees), and employees in reliance upon any oral, written or computer or electronically transmitted instructions, documents or materials believed to be genuine and to have been given by or on behalf of Financial Intermediary; and

(iii)	any willful misconduct or negligence (as measured by industry standards) of Financial Intermediary, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement.

B. JPMDS shall indemnify and hold harmless Financial Intermediary and its subsidiaries, affiliates, officers, directors, and employees from and against any and all claims, liabilities, losses or costs (including reasonable attorney’s fees) arising directly from:

(i)	any breach by JPMDS of any representations, covenants or warranties in this Agreement or any material breach of any provision of this Agreement;

(ii)	any alleged untrue statement of a material fact contained in any Fund’s registration statement or Prospectus or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading; and

(iii)	any willful misconduct or negligence (as measured by industry standards) of JPMDS, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement.

C. Neither JPMDS nor Financial Intermediary shall be liable for special, consequential or incidental damages. This indemnity agreement will be in addition to any liability which the parties may otherwise have.

D. The agreement of the parties in this Section V to indemnify each other is conditioned upon the party entitled to indemnification (Indemnitee) promptly giving notice to the party required to provide indemnification (Indemnitor) as to any claim as to which indemnity may be sought. The Indemnitor shall have the option to defend the Indemnitee against any such claim or any litigation arising from it, in which case the defense shall be conducted by counsel chosen by the Indemnitor and satisfactory to the Indemnitee. The Indemnitee may retain additional counsel at its expense. The failure of the Indemnitee to give notice as provided in this Sub-section (D) shall not relieve the Indemnitor from any liability other than its indemnity obligation under this Section. The Indemnitor may not settle any action without the written consent of the Indemnitee unless such settlement completely and finally releases the Indemnitee from any and all liability. Except with the prior written consent of the Indemnitor, the Indemnitee may not confess any claim or make any compromise in any case in which the Indemnitor may be required to indemnify.

E. The provisions of this Section V shall survive the termination of this Agreement.

VII.    Confidentiality

A. Each party acknowledges and understands that any and all technical, trade secret, or business information, including, without limitation, financial information, business or marketing strategies or plans or product development, which is disclosed to the other or is otherwise obtained by the other, its affiliates, agents or representatives during the term of this Agreement (the “Proprietary Information”) is confidential and proprietary, constitutes trade secrets of the owner, and is of great value and importance to the success of the owner’s business. Each party agrees that should it come into possession of Proprietary Information, it will use its best efforts to hold such information in confidence and shall refrain from using, disclosing or distributing any such information except (i) as may be necessary in the ordinary course of performing the services and transactions contemplated by this Agreement; (ii) with the written consent of the other party; or (iii) as required by law or judicial process. Proprietary Information shall not include information a party to this Agreement can clearly establish was (a) known to the party prior to this Agreement; (b) rightfully acquired by the party from third parties whom the party reasonably believes are not under an obligation of confidentiality to the other party to this Agreement; (c) placed in public domain without fault of the party or its affiliates; or (d) independently developed by the party without reference or reliance upon Proprietary Information.

B. All information, including “nonpublic personal information” as that term in defined in Regulation S-P, relating to shareholders of the Funds who are Customers is and shall remain the sole property of the Funds and the Financial Intermediary and shall not be disclosed to or used by the Funds, the Financial Intermediary, JPMDS, or their affiliates for any purpose except in the performance of their respective duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Funds or as permitted by Rule 15 of Regulation S-P. Notwithstanding the foregoing, this Section VI B shall not prohibit the Financial Intermediary, the Funds, JPMDS, or any of their affiliates from utilizing the names of Customers, for any purpose if the names are obtained in any manner other than from Financial Intermediary pursuant to this Agreement.

C. If applicable, Financial Intermediary will deliver the Funds’ privacy policy as required by Regulation S-P.

D. The provisions of this Section VI shall survive the termination of this Agreement.

VIII.    Effective Date, Amendment and Termination

A.	This Agreement shall become effective as of the date executed by JPMDS or as of the first date thereafter upon which Financial Intermediary performs any service, or receives any payment pursuant hereto.

B.	This Agreement may be amended by JPMDS from time to time by the following procedure. JPMDS will mail a copy of the amendment to Financial Intermediary’s address, as shown on the signature page hereof. If Financial Intermediary does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. Financial Intermediary’s objection must be in writing and be received by JPMDS within such thirty days.

C.	This Agreement may be terminated as follows:

(i)	by any party as to any Fund without cause by giving the other party at least thirty (30) days’ written notice. The termination of this Agreement with respect to any one Fund will not cause the Agreement’s termination with respect to any other Fund.

(ii)	Notwithstanding the foregoing, this Agreement may be terminated at any time if required by applicable law, rule, regulation, order, or instruction by a court of competent jurisdiction or regulatory body or self-regulatory organization with jurisdiction over JPMDS or Financial Intermediary.

(iii)	This agreement also shall terminate immediately upon termination of the Shareholder Servicing Agreement.

IX.    Miscellaneous

A.  Custody. Financial Intermediary represents and warrants, and JPMDS acknowledges, that Fund shares maintained by the Fund for Customers hereunder are held in custody for the exclusive benefit of customers of Financial Intermediary and shall be held free of any right, charge, security interest, lien or claim against Financial Intermediary in favor of the Fund or its agents acting on behalf of the Fund.

B.  Use of Names. Neither party shall use the name (or any trademark, trade name, service mark or logo) of the other party or its affiliates or of the Funds in any manner without the other party’s written consent, except as required by any applicable federal or state law, rule or regulation, and except that Financial Intermediary may identify the Funds in a listing of funds offered by Financial Intermediary.

C.  Anti-Money Laundering. Financial Intermediary represents that it has established an Anti-Money Laundering Program (“AML Program”) that is designed to comply with applicable U.S. laws, regulations, and guidance, including rules of self-regulatory organizations, relating to the prevention of money laundering, terrorist financing, and related financial crimes. Its AML Program includes written policies and procedures regarding the i) verification of the identity of its Customers and the source of Customers’ funds, and ii) reporting of any suspicious transactions in a Customer’s account. Financial Intermediary agrees to cooperate with JPMDS to satisfy JPMDS’ AML due diligence policies, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure its compliance with the AML regulations. Financial Intermediary will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Funds and/or JPMDS with any requested information about Customers and their Fund accounts in the event that the Funds and/or JPMDS shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority.

D.  Representations with Respect to the Funds. Financial Intermediary and its agents shall not make any representation concerning a Fund or Shares, except those contained in the Prospectus or SAI, in current material furnished by JPMDS to Financial Intermediary, or in materials created by Financial Intermediary and submitted to and approved in writing by JPMDS.

E.  Nonexclusivity. JPMDS acknowledges that Financial Intermediary may perform services similar to those to be provided under this Agreement to other investment companies, investment company sponsors, or service providers to investment companies. JPMDS may enter into other similar agreements for the provision of shareholder services with any other person or persons without Financial Intermediary’s consent.

F.  Force Majeure. Neither Financial Intermediary nor JPMDS nor their respective affiliates shall be liable to the other or to any Fund for any damage, claim or other loss whatsoever caused by circumstances or events beyond its reasonable control, provided that such party has exercised such reasonable diligence as the circumstances require.

G.  Security Against Unauthorized Use of Funds’ Recordkeeping Systems. Financial Intermediary agrees to provide such security as is necessary to prevent any unauthorized use of the Funds’ recordkeeping system, accessed via (a) the world wide web or any URL maintained by the Funds or JPMDS, (b) a networking/data access arrangement or (c) computer hardware or software provided to Financial Intermediary by JPMDS.

H.  Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by: (i) personal delivery; (ii) postage prepaid, registered or certified United States first class mail, return receipt requested; (iii) overnight courier services; or (iv) facsimile or similar electronic means of delivery (with a confirming copy by mail as provided herein).

Unless otherwise notified in writing, all such notices shall be given or sent to the other party at the address on the signature page hereof, Attention: President.

I.  Records. Financial Intermediary will maintain all records required to be kept by state and federal law relating to transactions in Shares and, upon request by the Funds, will promptly make such records available to the Funds or their designee.

J.  Assignment and Governing Law. This Agreement may not be transferred or assigned (as that term is defined in the Investment Company Act) by either JPMDS or Financial Intermediary without the written consent of both parties, and shall be construed in accordance with the laws of the State of New York..

JPMORGAN DISTRIBUTION SERVICES, INC. Street Address: 1111 Polaris Parkway, OH1-1235 Columbus, Ohio 43240 Phone: (614) 213-3041 Fax: (614) 213-6324	FINRA CRD Number: 104234

By: ________________________________________________
Name: ________________________________________________
Title: ________________________________________________
Date: ________________________________________________

________________________________________________ Financial Intermediary Name (Please Print or Type)	________________________________________________ FINRA CRD Number

Address ________________________________________________________________________________________________

City: ________________________________________________ State ________________________________________________ Zip Code ________________________________________________

Phone: ________________________________________________ Fax: ________________________________________________

By: ________________________________________________ Authorized Signature

________________________________________________ Print Name or Type Name

________________________________________________ Title

________________________________________________ Date

EXHIBIT A

TRUSTS AND CORPORATION

JPMorgan Trust I
JPMorgan Trust II
JPMorgan Value Opportunities Fund Inc.
J.P. Morgan Fleming Mutual Fund Group, Inc.
J.P. Morgan Mutual Fund Group
J.P. Morgan Mutual Fund Investment Trust
Undiscovered Managers Funds

EXHIBIT B

OPERATING PROCEDURES

JPMDS and Financial Intermediary shall follow the following operating procedures in connection with transactions in Fund Shares by Customers through Financial Intermediary, except as otherwise agreed to in writing by the parties.

A. Net asset value per share is generally provided on a daily basis to NASDAQ and other major news organizations by 5:55 p.m. Eastern time. Net asset value can be provided directly to Financial Intermediary after 6:00 p.m. Eastern time upon request.

B. JPMDS will furnish notice of the declaration of any income, dividends, or capital gains distributions payable by the Funds. This information will include the ex, record and payable dates along with the Fund’s reinvestment price. Typically, this notice will be given by fax transmission, but may be given by other means as may be reasonable under the circumstances.

C. Dividends and capital gains distributions paid for each of the J.P. Morgan Funds are automatically reinvested in additional shares of the same Fund unless the Customer has elected to have them paid in cash.

D. Execution of orders for Shares
The execution of all orders for Share transactions will be subject to the terms of the Prospectus, these Operating Procedures and, if executed through Fund/SERV, the NSCC’s rules and procedures.

1.	Money Market Funds

Customers’ orders to purchase and redeem Fund Shares must be received by JPMDS or the Funds’ transfer agent from Financial Intermediary prior to the order deadlines listed in each Fund’s prospectus for the orders to be effective the same day.

2.	Non-money market funds

(a)	The Financial Intermediary certifies as follows:

(i) orders to purchase and redeem shares received by Financial Intermediary or its Correspondents (as defined in Section II C of the Agreement) prior to the earlier of the close of trading on the New York Stock Exchange or the close of a Fund (generally, 4:00 p.m., Eastern Time (”ET“)) (”Market Close“) on any day that a Fund is open for business (”Day 1“) will be electronically transmitted to the Funds by 8:00 a.m., ET on the next day that the Fund is open for business (”Day 2“)(such orders are referred to as ”Day 1 Trades“); and

(ii) orders to purchase and redeem shares received by Financial Intermediary or its Correspondents after the Market Close on Day 1, but prior to the Market Close on Day 2 (”Day 2 Trades“) will be electronically transmitted to the Funds by 8:00 a.m., ET on the second day that the Fund is open for business following Day 1.

(iii) If the Financial Intermediary cannot electronically transmit Day 1 Trades to the Funds by 8:00 a.m., ET on Day 2, Financial Intermediary will transmit such orders by facsimile prior to the beginning of trading on the New York Stock Exchange (generally 9:30 a.m ET) on Day 2.

(b). Day 1 Trades will be effected at the NAV calculated as of the Market Close on Day 1, and Day 2 Trades will be effected at the NAV calculated as of the Market Close on Day 2. The Trust agrees that,

consistent with the foregoing, Day 1 Trades (Day 2 Trades) will have been received by the Funds prior to the Market Close on Day 1 (Day 2) for all purposes, including, without limitation, effecting distributions.

F. Payments for Shares shall be made as specified in the Prospectus. If payment for any purchase order is not received in accordance with the terms of the Prospectus, JPMDS reserves the right, without notice, to cancel the sale and to hold Financial Intermediary responsible for any loss sustained as a result thereof, including loss of profit.

G. Issuance and transfer of each Fund’s shares will be by book entry only. The Funds will not issue stock certificates.

H. JPMDS will make available to Financial Intermediary a list of the states or other jurisdictions in which Shares are eligible for sale, which list may be revised from time to time. Financial Intermediary agrees to sell or offer to sell Shares only in the states and other jurisdictions appearing on the most recent list received from JPMDS.

I. Financial Intermediary agrees to provide each Fund, each Fund’s transfer agent and/or other parties designated by them with information, on a daily basis, regarding the state or jurisdiction of residence of each Customer for which Financial Intermediary provides services under this Agreement. Such information shall be provided for purposes of the Funds’ regulatory requirements and shall be in a form mutually agreeable to JPMDS and Financial Intermediary.

J. The Fund or its designee will provide Financial Intermediary with confirmations of executed trades through Fund/SERV when applicable or by mail or electronic means. Periodic account statements will be provided to Financial Intermediary showing the total number of Shares held, Share transactions, dividends and other distribution during the statement period, and such other information as may be required from time to time.

EXHIBIT C
Services Provided by Financial Intermediary

Pursuant to the Services Agreement to which this is attached and made a part, Financial Intermediary hereby agrees to provide some or all of the personal shareholder liaison services and account information services (”Shareholder Services“) described in this Exhibit C.

For purposes of this Agreement, Shareholder Services shall include:

a)	assisting in establishing and maintaining accounts with the Funds;

b)	answering Customer inquiries (through electronic and other means) regarding account status and history, Share prices, dividend amounts and payment dates, and the manner in which purchases and redemptions of Shares may be effected;

c)	providing Customers with information through electronic means;

d)	assisting Customers in completing application forms, designating and changing dividend options, account designations and addresses;

e)	facilitating the settlement with the Fund of Customers’ Share transactions in accordance with the Fund’s Prospectus and this Agreement;

f)	verifying Customer requests for changes to account information;

g)	handling correspondence from Customers about their accounts; and

h)	providing such other shareholder services as JPMDS or a Customer may reasonably request.

EXHIBIT D

Calculation and Payment of Fees Pursuant to Section IV

A. For the services provided by Financial Intermediary hereunder, JPMDS agrees to pay to Financial Intermediary a fee set forth below, with respect to the classes of Shares of each Fund set forth below, calculated daily and paid monthly in arrears, at an annual rate based on the average daily net asset value of the total number of such shares of a Fund held in accounts at Financial Intermediary (determined by multiplying the number of such shares times the publicly-reported net asset value of each share), excluding the value of (i) shares held in an account with Financial Intermediary prior to the effective date of the Agreement as to the Fund issuing such shares, and (ii) shares first placed or purchased in an account with Financial Intermediary after the termination of the Agreement as to the Fund issuing such shares; all as follows:

0.05% on each Share Class of each Fund

JPMDS reserves the right not to pay fees to Financial Intermediary if Financial Intermediary’s fee payments for a given month are deemed to be de minimis. JPMDS currently adheres to a $25.00 de minimis threshold, but reserves the right to change that threshold from time to time.

B. JPMDS shall pay Financial Intermediary such fee by wire transfer or other form acceptable to Financial Intermediary and the payment shall be separate from payments related to redemption proceeds and distributions.